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                                                                    EXHIBIT 10.1


                                 AMENDMENT NO. 1
                                       TO
                          WERNER HOLDING CO. (PA), INC.
                              1997 STOCK LOAN PLAN
                              --------------------


The Werner Holding Co. (PA), Inc. 1997 Stock Loan Plan (the "Plan") is hereby amended as follows:

1. Section 3 of the Plan shall be amended by deleting the words "prior to April 1, 1998" and replacing them with "after November 24, 1997."

2. The Plan shall be amended to permit the Company or any of its subsidiaries to provide the Purchase Loans under Section 4 of the Plan. In the event the Purchase Loans are provided by a subsidiary of the Company, the Loan and Pledge Agreement and Promissory Note required under the Plan shall be executed by each Participant and such subsidiary.

3. All other provisions of the Plan unchanged hereby shall continue in full force and effect.